EX-99.16

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, Ivy Funds (hereinafter called the Trust), and certain trustees and officers for the Trust, do hereby constitute and appoint PHILIP J. SANDERS, JENNIFER DULSKI, J. J. RICHIE and PHILIP A. SHIPP, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such trustees and officers in his/her behalf as such trustee or officer as indicated below opposite his/her signature hereto, to any Registration Statement and to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 in connection with the reorganization of certain portfolios of the Trust, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date: June 26, 2018

/s/ Philip J. Sanders Philip J. Sanders, President	/s/ Frank J. Ross, Jr. Frank J. Ross, Jr., Trustee

/s/ Joseph Harroz, Jr. Joseph Harroz, Jr., Chairman and Trustee	/s/ Michael G. Smith Michael G. Smith, Trustee

/s/ Jarold W. Boettcher Jarold W. Boettcher, Trustee	/s/ Edward M. Tighe Edward M. Tighe, Trustee

/s/ James M. Concannon James M. Concannon, Trustee

/s/ James D. Gressett James D. Gressett, Trustee

/s/ Henry J. Herrmann Henry J. Herrmann, Trustee

/s/ Glendon E. Johnson, Jr. Glendon E. Johnson, Jr., Trustee

Attest:

/s/ Jennifer Dulski Jennifer Dulski, Secretary